Exhibit 23.1

533 West 2600 South, Suite 250 Bountiful, Utah 84010 Phone: (801) 292-8756
Certified Public Accountants	Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated April 7, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of Apollo Resources International, Inc. for the fiscal year ended December 31, 2004.

Chisholm, Bierwolf & Nilson, LLC Bountiful, UT August 25, 2005

A Member of the AICPA, UACPA and Registered with the PCAOB